UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) April 19, 2007

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2007, the Compensation and Stock Option Committee of National Western Life Insurance Company ("Company") approved the 2007 Officer Bonus Programs ("Bonus Programs"). These Bonus Programs are designed to provide additional compensation based on the Company achieving certain performance and profit criteria so that executives are held accountable through their compensation for the performance of the business. Participants in the Bonus Programs are the following individuals:

National Western Life Insurance Company 2007 Executive Officer Bonus Program
Chairman of the Board and Chief Executive Officer, Robert L. Moody
President and Chief Operating Officer, Ross R. Moody
Senior Vice President, Chief Financial & Administrative Officer and Treasurer, Brian M. Pribyl

National Western Life Insurance Company 2007 Domestic Marketing Officer Bonus Program
Senior Vice President, Chief Domestic Marketing Officer, S. Christopher Johnson
Vice President, Paul T. Garofoli
Vice President, C. Scott Blundo
Assistant Vice President, Lura L. Rogers

National Western Life Insurance Company 2007 International Marketing Officer Bonus Program
Senior Vice President, Chief International Marketing Officer, Scott E. Arendale
Vice President, Miguel A. Laborde

The Bonus Programs are in effect for the year ending December 31, 2007. Any amounts earned under the Executive Officer Bonus Program will be paid in 2008. Amounts earned under the Domestic Marketing Officer Bonus Program and International Marketing Officer Bonus Program may be paid as frequently as quarterly.

Item 9.01. Financial Statements and Exhibits.

( d ) Exhibits

Exhibit
Number	Description

10(bn)	National Western Life Insurance Company 2007 Executive Officer Bonus Program

10(bo)	National Western Life Insurance Company 2007 Domestic Marketing Officer Bonus Program

10(bp)	National Western Life Insurance Company 2007 International Marketing Officer Bonus Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: April 25, 2007	By:	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President
Chief Financial & Administrative Officer
and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10(bn)	National Western Life Insurance Company 2007 Executive Officer Bonus Program

10(bo)	National Western Life Insurance Company 2007 Domestic Marketing Officer Bonus Program

10(bp)	National Western Life Insurance Company 2007 International Marketing Officer Bonus Program